                                                               EXHIBIT 2.1

                   AGREEMENT AND PLAN OF REORGANIZATION

                                  between

                             MAGNA GROUP, INC.
                          a Delaware corporation

                                    and

                        RIVER BEND BANCSHARES, INC.
                          an Illinois corporation

                       Dated as of October 11, 1995




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
                             TABLE OF CONTENTS
                             -----------------

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Recitals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1


                                 ARTICLE I

                                THE MERGER

        1.01  The Merger. . . . . . . . . . . . . . . . . . . . . . . .  1
        1.02  Conversion of Shares; Election Procedures;
              Dissenting Shares . . . . . . . . . . . . . . . . . . . .  2
        1.03  Exchange Procedures . . . . . . . . . . . . . . . . . . .  5
        1.04  Closing; Effective Time . . . . . . . . . . . . . . . . .  7
        1.05  Further Assurances. . . . . . . . . . . . . . . . . . . .  7

                                ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF MAGNA

        2.01  Organization and Authority. . . . . . . . . . . . . . . .  7
        2.02  Capitalization of Magna . . . . . . . . . . . . . . . . .  7
        2.03  Authorization . . . . . . . . . . . . . . . . . . . . . .  8
        2.04  Magna Financial and Other Reports . . . . . . . . . . . .  8
        2.05  Registration and Proxy Statements . . . . . . . . . . . .  9
        2.06  Events Subsequent to December 31, 1994. . . . . . . . . .  9

                                ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF RIVER BEND

        3.01  Organization and Authority. . . . . . . . . . . . . . . . 10
        3.02  River Bend Subsidiaries . . . . . . . . . . . . . . . . . 10
        3.03  Capitalization of River Bend. . . . . . . . . . . . . . . 10
        3.04  Authorization . . . . . . . . . . . . . . . . . . . . . . 10
        3.05  River Bend Financial and Other Reports. . . . . . . . . . 11
        3.06  Events Subsequent to December 31, 1994. . . . . . . . . . 12
        3.07  Investment and Loan Portfolios. . . . . . . . . . . . . . 12
        3.08  Title to Properties; Insurance. . . . . . . . . . . . . . 12
        3.09  Compliance with Laws. . . . . . . . . . . . . . . . . . . 13
        3.10  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . 13
        3.11  Litigation. . . . . . . . . . . . . . . . . . . . . . . . 13
        3.12  Registration and Proxy Statements . . . . . . . . . . . . 13
        3.13  Brokers and Finders . . . . . . . . . . . . . . . . . . . 13
        3.14  Commitments and Contracts . . . . . . . . . . . . . . . . 14
        3.15  Material Interests of Certain Persons . . . . . . . . . . 14
        3.16  River Bend Benefit Plans. . . . . . . . . . . . . . . . . 14
        3.17  Registration Obligations. . . . . . . . . . . . . . . . . 15
        3.18  Administration of Trust Accounts. . . . . . . . . . . . . 15
        3.19  Vote Required . . . . . . . . . . . . . . . . . . . . . . 15
        3.20  Interest Rate Risk Management Instruments . . . . . . . . 16

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        3.21  Discrimination, Occupational Safety, Labor and
              Other Statutes and Regulations. . . . . . . . . . . . . . 16

                                ARTICLE IV

                           ENVIRONMENTAL MATTERS


        4.01  Environmental Inspection. . . . . . . . . . . . . . . . . 16
        4.02  Environmental Claims. . . . . . . . . . . . . . . . . . . 16
        4.03  Hazardous Material. . . . . . . . . . . . . . . . . . . . 17

                                 ARTICLE V

               GOVERNMENTAL APPROVALS AND OTHER REQUIREMENTS

        5.01  Regulatory Approvals. . . . . . . . . . . . . . . . . . . 17
        5.02  Registration and Proxy Statements . . . . . . . . . . . . 17
        5.03  Other Governmental Filings. . . . . . . . . . . . . . . . 18
        5.04  Indemnity . . . . . . . . . . . . . . . . . . . . . . . . 18
        5.05  Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . 18
        5.06  Agreements of Affiliates. . . . . . . . . . . . . . . . . 18

                                ARTICLE VI

                   RIVER BEND'S COVENANTS AND AGREEMENTS

        6.01  Operation of Business . . . . . . . . . . . . . . . . . . 19
        6.02  Preservation of Business. . . . . . . . . . . . . . . . . 20
        6.03  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . 20
        6.04  Tax Opinion Certification . . . . . . . . . . . . . . . . 20
        6.05  Sale of Magna Common Stock by Shareholders of
              River Bend. . . . . . . . . . . . . . . . . . . . . . . . 20
        6.06  Purchase Options for River Bend Stock . . . . . . . . . . 20

                                ARTICLE VII

                      MUTUAL COVENANTS AND AGREEMENTS

        7.01  Access and Information. . . . . . . . . . . . . . . . . . 21
        7.02  Current Information . . . . . . . . . . . . . . . . . . . 22
        7.03  Press Releases. . . . . . . . . . . . . . . . . . . . . . 22
        7.04  Intracorporate Transactions . . . . . . . . . . . . . . . 22
        7.05  Representations . . . . . . . . . . . . . . . . . . . . . 22
        7.06  Anti-Dilution . . . . . . . . . . . . . . . . . . . . . . 22
        7.07  Tax Treatment . . . . . . . . . . . . . . . . . . . . . . 22
        7.08  System Conversion . . . . . . . . . . . . . . . . . . . . 23
        7.09  Miscellaneous Agreements and Consents . . . . . . . . . . 23
        7.10  Notice to Other Party . . . . . . . . . . . . . . . . . . 23
        7.11  Best Efforts. . . . . . . . . . . . . . . . . . . . . . . 23
        7.12  Payments to Dissenters. . . . . . . . . . . . . . . . . . 23
        7.13  Schedules and Exhibits. . . . . . . . . . . . . . . . . . 23


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                               ARTICLE VIII

                           CONDITIONS TO CLOSING

        8.01  Conditions to Each Party's Obligations to
              Effect the Merger . . . . . . . . . . . . . . . . . . . . 24
        8.02  Conditions to Obligations of River Bend to
              Effect the Merger . . . . . . . . . . . . . . . . . . . . 24
        8.03  Conditions to Obligations of Magna to Effect
              the Merger. . . . . . . . . . . . . . . . . . . . . . . . 26

                                ARTICLE IX

                     TERMINATION, AMENDMENT AND WAIVER

        9.01  Termination . . . . . . . . . . . . . . . . . . . . . . . 28
        9.02  Effect of Termination . . . . . . . . . . . . . . . . . . 29
        9.03  Amendment . . . . . . . . . . . . . . . . . . . . . . . . 29
        9.04  Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . 29

                                 ARTICLE X

                            GENERAL PROVISIONS

        10.01 Non-Survival of Representations, Warranties
              and Agreements. . . . . . . . . . . . . . . . . . . . . . 29
        10.02 Notices . . . . . . . . . . . . . . . . . . . . . . . . . 29
        10.03 Entire Agreement; Enforcement . . . . . . . . . . . . . . 30
        10.04 Counterparts. . . . . . . . . . . . . . . . . . . . . . . 30
        10.05 Governing Law . . . . . . . . . . . . . . . . . . . . . . 30
        10.06 Successors and Assigns. . . . . . . . . . . . . . . . . . 30
        10.07 No Third Party Beneficiaries. . . . . . . . . . . . . . . 30
        10.08 Table of Contents; Captions . . . . . . . . . . . . . . . 30


Exhibit A     Plan of Merger
Exhibit B     Affiliate Letter
Exhibit C     Officer Certificate
Exhibit D     Shareholder or Director Certificate
Exhibit E     Supplemental Agreement of John G. Helmkamp, Jr.


                                    - iii -
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                   AGREEMENT AND PLAN OF REORGANIZATION
                   ------------------------------------

           THIS AGREEMENT AND PLAN OF REORGANIZATION (the
"Agreement") is made and entered into as of the 11th day of October, 1995, by and between MAGNA GROUP, INC., a Delaware corporation ("Magna"), and RIVER BEND BANCSHARES, INC., an Illinois corporation ("River Bend").

           WHEREAS, the respective Boards of Directors of Magna and River Bend have approved the merger of River Bend with and into River Bend Acquisition Corporation ("RBAC"), a to be formed
Illinois corporation which will be a wholly owned subsidiary of Magna (the "Merger"); and

           WHEREAS, each of Magna and River Bend believes that such proposed Merger, and the conversion of shares of capital stock of River Bend into the Merger Consideration (as defined in Section
1.01 hereof) in the manner provided in this Agreement and the Plan of Merger, a copy of which is attached hereto as Exhibit A (the "Plan of Merger"), is desirable and in the best interests of its stockholders and shareholders, respectively; and

           WHEREAS, Magna and River Bend intend that the Merger constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and that gain will be recognized by the shareholders of River Bend with regard to the Stock Distribution (as defined in Section 1.02), the Common Cash Distribution (as defined in Section 1.02) and the Preferred Cash Distribution (as defined in Section 1.02), but only in accordance with the provisions and limitations of Section 356 of the Code.

           NOW, THEREFORE, it is agreed:

                                 ARTICLE I

                                THE MERGER
                                ----------

           1.01  The Merger.  Subject to the terms and conditions of
                 ----------
this Agreement and the Plan of Merger, Magna and River Bend agree to effect the Merger of River Bend with and into RBAC in accordance with the Illinois Business Corporation Act of 1983, as amended (the "Illinois Statute"), and the separate corporate existence of River Bend shall cease.

           The parties agree that River Bend and RBAC will execute a Plan of Merger substantially in the form attached hereto as Exhibit A which provides for the terms of the Merger and the mode of carrying the same into effect. The Merger shall be consummated at the Effective Time (as defined in Section 1.04 hereof). At the Effective Time, the outstanding shares of River Bend Stock (as defined in Section 1.02 hereof) shall be converted into the right to receive the Merger Consideration (as defined in Section 1.02 hereof), in accordance with Section 1.02 hereof and Article III of the Plan of Merger.

           Following the Effective Time, RBAC shall be the surviving corporation and shall possess all of the rights, privileges, immunities and franchises and shall be liable for all of the liabilities and obligations of each of the merging corporations, all as provided in the Illinois Statute.

           Prior to the Effective Time, Magna shall appoint a qualified bank or trust company, as agent (the "Exchange Agent"), for the purpose of exchanging, after the Effective Time, certificates representing shares of River Bend Stock for the Merger Consideration and, following the Effective Time, Magna shall issue and deliver to the Exchange Agent certificates representing shares of common stock, $2.00 par value, of Magna ("Magna Common Stock") and shall pay to the Exchange Agent such amounts of cash as shall be required to be delivered as the Merger Consideration.


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           1.02  Conversion of Shares; Election Procedures;
                 ------------------------------------------
Dissenting Shares.
-----------------

           (a)   Merger Consideration.  At the Effective Time, by
                 --------------------
virtue of the Merger and without any action on the part of River Bend, Magna, RBAC or the holders of any of the capital stock of River Bend, the aggregate of all issued and outstanding shares of:

                 (i) Class A Preferred Stock, $100 par value, of River Bend ("Preferred Stock") shall cease to be outstanding and shall be converted into the right to receive, in the aggregate, an amount in cash equal to $599,100 (the "Preferred Cash Distribution");

                 (ii) Class I Voting Common Stock, $1.00 par value, of River Bend ("Class I Common Stock") and Class II Non-Voting Common Stock, $1.00 par value, of River Bend ("Class II Common Stock") shall cease to be outstanding and shall be converted into the right to receive, in the aggregate, (1) 550,240 shares of Magna Common Stock (the "Stock Distribution") and (2) an amount in cash equal to $11,668,175 (the "Common Cash Distribution"); provided, however, that if the number of shares of Magna Common Stock issuable to all holders of Class I Common Stock and Class II Common Stock is insufficient in the reasonable judgment of Thompson & Mitchell to allow it to render the opinion required by Section 5.05 of this Agreement, then, Thompson & Mitchell will advise Magna on the Closing Date (as defined in Section 1.03 hereof) as to the minimum number of additional shares of Magna Common Stock that will be required to be issued as Stock Distribution (in place of the Common Cash Distribution) in the Merger in order to allow Thompson & Mitchell to render such opinion in its reasonable judgment. In the event that Magna is required to issue additional shares of Magna Common Stock, (1) the Stock Distribution shall equal A + B and
           (2) the Common Cash Distribution shall equal C - (B x D). For purposes of this Section 1.02(a)(ii):

                       A =   550,240 shares

                       B = The minimum number of additional shares of Magna Common Stock, as determined by Thompson & Mitchell in its reasonable judgment, that must be issued in the Merger to the holders of Class I Common Stock and Class II Common Stock as Stock Distribution in order for Thompson & Mitchell to render the tax opinion required by Section 5.05 of this Agreement.

                       C =   $11,668,175

                       D =   $21.75; and

                 (iii) By the later of (1) ten (10) days after the Effective Time or (2) the date on which a holder of shares of Class I Common Stock and/or Class II Common Stock surrenders their Certificate(s) (as defined in Section 1.03 hereof) to the Exchange Agent, Magna shall cause RBAC to distribute to the former holders of the 157,063 shares of Class I Common Stock and the 785,315 shares of Class II Common Stock (all such 942,378 shares being treated equally but excluding any such shares as to which dissenters' rights are then being pursued by the former holder(s) thereof) beneficial interests in a trust (the "Trust") that shall be the record owner of that certain parcel of land identified by Parcel ID
           No. 19-1-08-17-20-401-002.001 and consisting of two acres
           more or less (the "Real Estate Consideration") (the Stock Distribution, the Common Cash Distribution and the Real Estate Consideration are collectively referred to herein as the "Common Stock Consideration"). Any beneficial interests that would

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           otherwise be distributed to holders of shares as to which
           dissenters' rights are then being pursued shall be distributed to them if and when such dissenters' rights are no longer being pursued and if such holders shall have completed the dissent process such that they are not to receive the Common Stock Consideration, then such interests in the Trust shall be distributed to Magna. The Trust shall have been formerly owned beneficially by River Bend. The Trust shall contain terms acceptable to Magna providing that Magna and the subsidiaries of Magna and River Bend shall be indemnified and held harmless for any and all tax liability (including any interest, penalties or additions thereto) in excess of $90,000 that Magna, River Bend, any subsidiary of Magna or any subsidiary of River Bend shall incur by reason of the distribution of the Trust from RBAC or payment of interests in the Trust to the former holders of Class I Common Stock and/or Class II Common Stock. Such indemnification shall not be subject to any conditions precedent, other than a condition that Magna permit the Trust to defend any proposed assessment of tax. This indemnification obligation shall be guaranteed by John G. Helmkamp, Jr. for a period of one year following the Effective Time; provided, however, in the event (i) Magna or any subsidiary thereof, has filed a tax return(s) which reports the distribution of the Real Estate Consideration and such return(s) report the fair market value of the Real Estate Consideration at any amount such that Magna's and any subsidiary thereof's, in the aggregate, tax liability is greater than $90,000 and
           (ii) Magna, during the period ending one year after the Closing Date, has provided notice to the Trust of such additional tax due, the indemnification obligation of Mr. Helmkamp pursuant to this Section 1.02(a) (iii) shall extend beyond such one year period, but solely with respect to the tax liability that is the subject of the notice provided by Magna to the Trust (e.g., the distribution of the interests in the Trust to the former shareholders of River Bend).

                 (iv) For purposes of this Agreement, the Common Stock Consideration and the Preferred Cash Distribution are collectively referred to herein as the "Merger Consideration" and the Class I Common Stock, the Class II Common Stock and the Preferred Stock are collectively referred to herein as the "River Bend Stock."

           (b)   Share Conversion.  At the Effective Time, each
                 ----------------
individual share of (i) Preferred Stock shall be converted into the right to receive an amount in cash equal to $100 and (ii) Class I Common Stock and Class II Common Stock (each share of such stock being treated equally on a share by share basis) shall be converted into the right to receive that share's proportionate interest in the Common Stock Consideration, subject to adjustment as provided in Sections 1.02(c) and (d) hereof.

           (c)   Conversion Election Procedures.
                 ------------------------------

                 (i) Concurrently with the mailing of the Proxy Statement (as contemplated by Section 5.02 of this Agreement, including the Prospectus contained in the Registration Statement (also as contemplated by Section
           5.02 of this Agreement)) to the shareholders of River Bend, Magna shall cause the Exchange Agent to mail to each holder of record of Class I Common Stock and/or Class II Common Stock a form of election (the "Election Form") on which such holder shall make the election as provided for in this Section 1.02. Each Election Form shall specify the composition of the proportionate interest in the Stock Distribution and the Common Cash Distribution received by that holder (subject to adjustments as provided for herein), by specifying what percentage of the value of the consideration to be received by the holder shall be the Common Cash Consideration and what percentage of the value of the consideration shall be the Stock Consideration. For this purpose, the Stock Consideration shall be valued at a price equal to the average, per share closing price of Magna Common Stock as reported on the Nasdaq Stock Market for the five business

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           days preceding three business days preceding the Closing
           Date (the "Magna Share Value").

                 (ii) Any shares of Class I Common Stock or Class II Common Stock with respect to which the holder thereof shall not, as of the "Election Deadline" (as defined below), have made an election, pursuant to Section 1.02(c)(i) of this Agreement, by submission to River Bend of an effective, properly completed Election Form shall be deemed to have elected to receive 50% of their proportionate interest of the Common Stock Consideration as Stock Distribution and 50% as Common Cash
           Distribution. "Election Deadline" means 5:00 p.m., local time, on the day preceding the day of the special meeting of shareholders called to vote upon the Merger. Any election for purposes of this Section 1.02 shall be effective only if River Bend shall have received a properly completed Election Form by the Election
           Deadline. Any Election Form may be revoked or changed by the person submitting such Election Form or any other person to whom the subject shares are subsequently transferred by written notice by such person to River
           Bend at or prior to the Election Deadline.

                 (iii) All Election Forms shall be deemed to be revoked if this Agreement shall have been terminated in accordance with its terms. River Bend shall have reasonable discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation is effective, consistent with the duty of River Bend to give effect to such elections, modifications or revocations to the maximum extent possible. As soon as practicable after the Election Deadline, River Bend shall deliver to the Exchange Agent (i) a certified list that sets forth the election made, if any, by each holder of Class I Common Stock and/or Class II Common Stock and (ii) a copy of each Election Form received by River Bend.

                 (iv) As soon as practicable after the Closing, Magna shall cause the Exchange Agent to allocate among the holders of Class I Common Stock and Class II Common Stock the rights to receive the Stock Distribution and the Common Cash Distribution as set forth in their respective Election Forms; provided, however, to the extent that holders of certificates representing shares of Class I Common Stock and Class II Common Stock elect either (A) more cash than equals the Common Cash Distribution or (B) more Magna Common Stock than equals the Stock
           Distribution, the type of merger consideration oversubscribed shall be apportioned among the holders by pro-rating that consideration, in proportion to the amounts elected by the holders, so that the sum of the amount of that form of consideration equals the amount available to be received by the holders of the certificates representing shares of Class I Common Stock and Class II Common Stock, in the aggregate. The remainder of each holder's merger consideration shall be in the form of the undersubscribed merger consideration, in an amount such that the fair market value of all merger consideration (valuing the Stock Distribution portion at a per share value equal to the Magna Share Value) received by the holder equals the proportionate amount of the Common Stock Consideration to which such holder is entitled.

                 (v) The pro rata computations to be used by the Exchange Agent shall be made by the Exchange Agent in the reasonable exercise of its discretion. Each separate entry on River Bend's list of shareholders shall be presumed to represent a separate and distinct holder of record of Class I Common Stock, Class II Common Stock or Preferred Stock.

                 (vi) Only holders of shares of Class I Common Stock and Class II Common Stock shall be entitled to complete and submit an Election Form. Holders of shares of

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
           Preferred Stock shall be entitled to receive their proportionate interest of the Preferred Cash Distribution (as provided in Section 1.02(a)(i) of this Agreement).

           (d)   Adjustments for Post February 29, 1996 Closing Date.
                 ---------------------------------------------------
In the event that the Closing Date occurs after February 29, 1996, then the Common Cash Consideration and the Preferred Cash Distribution shall be adjusted in the following manner. An amount shall be added to the Common Cash Consideration (after such number has been adjusted as provided in Section 1.02(a)(ii) of this Agreement but before any adjustment pursuant to this Section
1.02(d)) equal to (A) the product of (i) the sum of all dividends declared by Magna on a single share of Magna Common Stock for stockholders of record for the period beginning March 1, 1996 and ending the day prior to the Closing Date and (ii) the number of shares of Magna Common Stock comprising the Stock Consideration (after such number has been adjusted as provided in Section 1.02(a)(ii) of this Agreement) less (B) the aggregate amount of
                               ----
dividends declared by River Bend on shares of Class I Common Stock and Class II Common Stock during such period plus (C) the product
                                             ----
of (i) the Common Cash Consideration (after such number has been adjusted as provided in Section 1.02(a)(ii) of this Agreement but before any adjustment pursuant to this Section 1.02(d)) times (ii)
                                                        -----
(1) the Federal funds rate, as published in The Wall Street
Journal, Midwest Edition, as such rate varies from time to time, divided by (2) 365 times (iii) the number of days, inclusive, from
----------         -----
February 29, 1996 to the day prior to the Closing Date. An amount shall be added to the Preferred Cash Distribution equal to the product of (A) the Preferred Cash Distribution times (B) (i) the
                                               -----
Federal funds rate, as published in The Wall Street Journal,
Midwest Edition, as such rate varies from time to time, divided by
                                                        ----------
(ii) 365 times (C) the number of days, inclusive, from February 29,
         -----
1996 to the day prior to the Closing Date.

           (e)   Fractional Shares.  No fractional shares of Magna
                 -----------------
Common Stock shall be issued. In lieu thereof, any shareholder of River Bend who would be entitled to a fractional share of Magna Common Stock shall receive an amount in cash, equal to the fraction of a share to which such shareholder would have been entitled times $21.75, rounded to the nearest whole cent. This value has been agreed upon solely for the purpose of determining the conversion rate for the Class I Voting Stock and the Class II Voting Stock pursuant to this Agreement and the basis for the payment for fractional shares under the Plan of Merger. No representation is made that such value would be the value of shares for any other purpose nor is any representation made that such value would be relevant in determining the amount which any shareholder dissenting from the merger would receive.

           (f)   Dissenting Shares.  Shares of the outstanding River
                 -----------------
Bend Stock that are not voted for adoption of the Merger and with respect to which the holder thereof has taken all necessary action as of the Effective Time to perfect the shareholder's rights as a dissenting shareholder in accordance with the applicable provisions of the Illinois Business Corporation Act of 1983, as amended (the "Illinois Statute") shall not be converted into the Merger Consideration at or after the Effective Time unless and until the holder of such shares withdraws the demand for payment of the fair value of the shares or otherwise becomes ineligible to pursue the rights of a dissenting shareholder under the Illinois Statute. Holders of shares of River Bend Stock shall not be entitled to receive any portion of the Merger Consideration that would have been allocated to the holders of dissenting shares had such holders not perfected their dissenters' rights pursuant to the Illinois Statute.

           (g)   Unissued Shares.  No payment shall be made in
                 ---------------
respect of authorized but unissued shares of River Bend Stock.

           1.03  Exchange Procedures.
                 -------------------

           (a) At or prior to the Effective Time, Magna shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of holders of certificates representing shares of River Bend Stock (the "Certificates"), for exchange in accordance with this Section 1.03, certificates representing the Stock Distribution and such amount of cash as shall represent (i) the Preferred Cash

Distribution, (ii) the Common Cash Distribution and (iii) cash in lieu of fractional shares, to be issued and paid pursuant to the Merger in exchange for outstanding shares of River Bend Stock.

           (b) As soon as practicable following the Effective Time, Magna shall mail to each holder of record of shares of River Bend Stock as of the Closing Date, a notice of the consummation of the Merger and a form of letter of transmittal pursuant to which each such holder shall transmit the Certificates or, in lieu thereof, such evidence of lost, stolen or mutilated Certificate or Certificates and such surety bond or other security as the Exchange Agent may reasonably require. Such letters of transmittal shall specify that risk of loss and title to the Certificate or Certificates shall pass only upon delivery of such Certificate or Certificates to the Exchange Agent.

           (c) After the Effective Time, each holder of a Certificate that surrenders such Certificate or, in lieu thereof, the required documentation for a lost, stolen or mutilated
Certificate (the "Required Documentation") to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to the Merger Consideration.

           (d) The Exchange Agent shall accept Certificates or, in lieu thereof, the Required Documentation upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Certificates shall be appropriately endorsed or accompanied by such instruments of transfer as the Exchange
Agent may reasonably require. If the tender of a Certificate or the Required Documentation is not in compliance with such reasonable terms and conditions, the Exchange Agent shall promptly return the Certificate or Required Documentation with instructions as to how to comply with such terms and conditions.

           (e) Each outstanding Certificate shall until duly surrendered to the Exchange Agent be deemed to evidence ownership of the Merger Consideration into which the shares of River Bend Stock represented by such Certificate shall have been converted pursuant to the Merger.

           (f) After the Effective Time, holders of Certificates shall cease to have rights with respect to the shares of River Bend Stock previously represented by such Certificates, and such holder's sole rights shall be to exchange such Certificates for the Merger Consideration issuable in the Merger. After the Effective Time, there shall be no further transfer on the records of River Bend of Certificates, and if such Certificates are presented to River Bend for transfer, they shall be cancelled against delivery of the Merger Consideration issuable or payable in the Merger. The Exchange Agent shall not be obligated to deliver the Merger Consideration to which any holder of River Bend Stock is entitled as a result of the Merger until such holder surrenders the Certificates or furnishes the Required Documentation as provided herein. No interest will be accrued or paid on the cash component of the Merger Consideration other than as provided in Section 1.02(d) hereof. No dividends or distributions declared after the Effective Time on the Magna Common Stock representing the stock component of the Merger Consideration will be remitted to any person entitled to receive the Merger Consideration under this Agreement until such person surrenders the Certificate or Certificates or furnishes the Required Documentation, at which time such dividends or distributions shall be remitted to such person, without interest and less any taxes that may have been imposed thereon. Neither Magna nor River Bend nor any affiliate thereof shall be liable to any holder of shares of River Bend Stock represented by any Certificate for any Merger Consideration issuable or payable in the Merger paid to a public official pursuant to applicable abandoned property, escheat or similar laws. The Exchange Agent shall be entitled to rely upon the stock transfer books of River Bend to establish the identity of those persons entitled to the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of the shares of River Bend Stock represented by any Certificate, the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby with an independent third party and thereafter be relieved with respect to any claims thereto.

           1.04  Closing; Effective Time.  The closing (the
                 -----------------------
"Closing") of the Merger shall take place at the offices of Thompson & Mitchell, St. Louis, Missouri promptly after the satisfaction or waiver of all conditions to the Merger on a date to be fixed by Magna (the "Closing Date") on the last Business Day (as hereinafter defined ) of a calendar month in which the last of the following events occurs: (i) the receipt of the requisite approval of the Plan of Merger by the shareholders of River Bend as set forth in Section 5.02 hereof and (ii) the receipt of the approvals of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the Illinois Commissioner of Banks and Trust Companies (the "Illinois Commissioner"), and the expiration of any waiting period after such approvals required by law or regulation, or such later date as may be agreed to by the parties in writing. At the Closing the parties shall each deliver to the other such evidence of the satisfaction of the conditions to the Merger as may reasonably be required (including materials required to be delivered under Article VIII). Prior to the Closing Date, the parties shall each execute Articles of Merger with respect to the Plan of Merger and Magna shall cause such Articles of Merger to be delivered, on the Closing Date, for filing with the Office of the Secretary of State of the State of Illinois. The Merger shall be effective on the date and at the time (the "Effective Time") that the Secretary of State of the State of Illinois issues the Certificate of Merger in accordance with the provisions of the Illinois Statute. For purposes of this Agreement, "Business Day" shall mean any day that the Office of the Secretary of State of the State of Illinois is open for receipt of official corporate filings.

           1.05  Further Assurances.  If at any time after the
                 ------------------
Effective Time Magna shall consider it advisable that any further conveyances, agreements, documents, instruments or assurances of law or any other actions or things are necessary or desirable to vest, perfect, confirm or record in RBAC the title to any property, rights, privileges, powers or franchises of River Bend or RBAC, the Board of Directors and officers of RBAC shall, and are hereby authorized to, execute and deliver in the name and on behalf of River Bend, RBAC or otherwise, any and all proper conveyances, agreements, documents, instruments and assurances of law and do all things necessary or proper to vest, perfect or confirm title to such property, rights, privileges, powers and franchises in RBAC and otherwise, to carry out the provisions of this Agreement.

                                ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF MAGNA
                  ---------------------------------------

           Magna represents and warrants to River Bend as follows. For purposes of this Agreement, except in Section 2.01 and where the context requires otherwise, any reference to Magna shall be deemed to include Magna and each of Magna's subsidiaries (being any entity of which Magna owns 100% of the outstanding voting stock), and any reference to "material," "material adverse effect" or a similar standard shall refer to the financial condition, operations or other aspects of Magna and Magna's subsidiaries, taken as a whole.

           2.01  Organization and Authority.  Magna (parent company
                 --------------------------
only) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Magna is qualified to do business in the States of Missouri and Illinois and is not required to qualify to do business in any other state or foreign jurisdiction. Magna is registered as a bank holding company with the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended (the "BHC Act").

           2.02  Capitalization of Magna.  As of September 30, 1995,
                 -----------------------
the authorized capital stock of Magna consisted of (a) 40,000,000 shares of Magna Common Stock, of which at September 30, 1995, 27,881,344 of such shares were issued and outstanding;
(b) 1,000,000 shares of Preferred Stock, no par value per share, of which at September 30, 1995 no shares were issued or outstanding and of which at September 30, 1995, 400,000 shares have been designated by Magna's Board of Directors as the Series A Junior Participating Preferred Stock (the "Magna Series A

Preferred Stock"); (c) 49,500 shares of preferred stock, $20.00 par value per share, designated Class B Voting Stock, of which, at September 30, 1995, 2,037 shares were issued and outstanding; and (d) 1,000,000 shares of preferred stock, $0.10 par value per share, designated Class C Nonvoting Stock, of which, at September 30, 1995, no shares were issued and outstanding.

           2.03  Authorization.  The execution, delivery and
                 -------------
performance of this Agreement by Magna and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Magna. No other corporate proceedings on the part of Magna are necessary to authorize the execution and delivery of this Agreement and the performance by Magna of the terms hereof. This Agreement is a valid and binding obligation of Magna enforceable against Magna in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization or moratorium or other similar laws affecting creditors' rights generally and except that the availability of equitable remedies is within the discretion of the appropriate court.

           Neither the execution, delivery and performance of this Agreement by Magna, nor the consummation of the transactions contemplated hereby, nor compliance by Magna with any of the provisions hereof, will (a) in any material respect violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration, or the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Magna under any terms, conditions or provisions of, (i) Magna's Certificate of Incorporation or Bylaws or other charter documents of Magna, or (ii) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Magna is a party or by which Magna may be bound, or to which Magna or its properties or assets may be subject, or (b) subject to compliance with the statutes and regulations referred to in the next paragraph, violate in any material respect any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Magna or any of its properties or assets. No notice to, filing with, authorization of, exemption by, or consent or approval of, any public body or authority is necessary for the execution or delivery by Magna of this Agreement.

           Other than in connection or in compliance with the provisions of the Illinois Statute, the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states and consents, authorizations, approvals, notices or exemptions required under the BHC Act and the banking laws of the State of Illinois no notice to, filing with, authorization of, exemption by, or consent or approval of, any public body or authority is necessary for the consummation by Magna of the transactions contemplated by this Agreement.

           2.04  Magna Financial and Other Reports.  Magna has made
                 ---------------------------------
available to River Bend the following financial statements and other reports and documents (the "Magna Financial Statements"):

           (a) Magna's Annual Report to Stockholders for the years ended December 31, 1994, 1993 and 1992;

           (b) Copies of all of Magna's Forms 10-K, 8-K, 10-Q and 8-A and definitive proxy statements filed with the SEC since
December 31, 1992, as amended;

           (c)   The annual FRY-6 Reports of Magna filed with The
Federal Reserve Bank of St. Louis for the fiscal years ended
December 31, 1994, 1993 and 1992.

           The Magna Financial Statements have been prepared and where required, filed in accordance with all provisions of applicable law, including without limitation the Securities Act and the

Exchange Act, and do not omit to state or reflect any material fact concerning Magna required to be stated or reflected therein or necessary to make the statements therein not misleading. The Magna Financial Statements (i) have been prepared, where applicable, in accordance with generally accepted accounting principles, except as otherwise noted therein, (ii) present fairly the results of operations and financial position of Magna for the periods and at the times indicated, and (iii) are true and correct in all material respects for the periods and at the times indicated.

           Since January 1, 1992, Magna has filed, and subsequent to the date hereof will file, all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with
(i) the SEC, including, but not limited to, Forms 10-K, 10-Q and 8-K and proxy statements, and (ii) the Federal Reserve Board (all such reports and statements are collectively referred to herein as the "Magna Reports"). As of their respective dates, the Magna Reports complied and will comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were or will be filed and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

           2.05  Registration and Proxy Statements.  None of the
                 ---------------------------------
information supplied or to be supplied by Magna for inclusion in
(a) the Registration Statement to be filed by Magna with the SEC (the "Registration Statement") in connection with the Magna Common Stock to be issued in the Merger, (b) the Proxy Statement to be mailed to River Bend shareholders in connection with the meeting (the "River Bend Shareholders' Meeting") to be called to consider the Merger (the "Proxy Statement"), and (c) any other documents to be filed with the SEC or any regulatory agency in connection with the transactions contemplated hereby will, at the time the Registration Statement is filed with the SEC or at the time it becomes effective, at the time the Proxy Statement is mailed to holders of River Bend Stock, at the time of the River Bend Shareholders' Meeting and at the time of filing of such other documents, respectively, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents which Magna is responsible for filing with the SEC or any regulatory agency in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

           2.06  Events Subsequent to December 31, 1994.  Since
                 --------------------------------------
December 31, 1994, except as disclosed in Schedule 2.06 hereto or
                                          -------------
in the Magna Financial Statements filed prior to the date hereof, there has been no (a) material adverse change in the financial condition or operating results of Magna; or (b) damage, destruction or loss materially adversely affecting the property or business of Magna. Magna anticipates, on or before December 31, 1995, converting Magna Bank of Missouri and Magna Bank of Illinois into national banks and thereafter merging the two banks.


                                ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF RIVER BEND
               --------------------------------------------

           River Bend represents and warrants to Magna as follows. For purposes of this Agreement, except in Sections 3.01 and 3.03 and where the context requires otherwise any reference to River Bend shall be deemed to include River Bend and each of the "River Bend Subsidiaries" (as defined in Section 3.02 below), and any reference to "material," "material adverse effect" or a similar standard shall refer to the financial condition, operations or other aspects of River Bend and the River Bend Subsidiaries, taken as a whole. A disclosure made in any schedule delivered by River Bend pursuant to this Article III shall be deemed to have been made in all such schedules.

           3.01  Organization and Authority.  River Bend is a
                 --------------------------
corporation duly incorporated, validly existing and in good standing under the laws of the State of Illinois and has the corporate power and authority to own its property and assets and to carry on its business as it is now being conducted. River Bend is not required to qualify to do business in any other state or foreign jurisdiction. River Bend is registered as a bank holding company with the Federal Reserve Board under the BHC Act.

           3.02  River Bend Subsidiaries.  Except as otherwise set
                 -----------------------
forth in Schedule 3.02 hereto, River Bend beneficially owns,
         -------------
directly or indirectly, all the shares of the outstanding capital stock of each of the subsidiaries listed in Schedule 3.02 hereto,
                                            -------------
(herein called collectively the "River Bend Subsidiaries" or individually a "River Bend Subsidiary"), which subsidiaries constitute all of the material, direct or indirect subsidiaries of River Bend. River Bend does not own more than 5% of the voting power of any other corporation or entity. No equity securities of any of the River Bend Subsidiaries are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe, calls or commitments of any character whatsoever; there are outstanding no securities or rights convertible into or exchangeable for shares of any capital stock of any River Bend Subsidiary; and there are no other contracts, commitments, understandings or arrangements, whether oral or written, by which any River Bend Subsidiary is bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock. Except as provided for under any applicable banking statute, all of the shares of capital stock of each of the River Bend Subsidiaries owned by River Bend are fully paid and nonassessable and are owned, directly or indirectly, by it free and clear of any material claim, lien, encumbrance or agreement with respect thereto. Each River Bend Subsidiary is a banking association or a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the corporate power and authority and all necessary material federal, state and local authorizations to own or lease its properties and assets and to carry on its business as it is now being conducted. The deposits of each River Bend Subsidiary which is a banking institution and accepts deposits are insured by the FDIC to the extent provided by law under either the Bank Insurance Fund or the Savings Association Insurance Fund.

           3.03  Capitalization of River Bend.  The authorized
                 ----------------------------
capital stock of River Bend consists of (i) 200,000 shares of Class I Common Stock, of which, as of the date hereof, 157,063 shares were issued and outstanding, (ii) 1,000,000 shares of Class II Common Stock, of which, as of the date hereof, 785,315 shares were issued and outstanding, and (iii) 10,000 shares of Preferred Stock, of which, as of the date hereof, 5,991 shares were issued and outstanding.

           Other than as set forth in this Section 3.03, there are no other shares of capital stock or other equity securities of River Bend outstanding and no other outstanding options, warrants, scrip, rights to subscribe, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of River Bend, or contracts, commitments, understandings or arrangements by which River Bend was or may become bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock. Attached hereto as Schedule 3.03 is a current and accurate list of River
          -------------
Bend's shareholders, including addresses, dated as of the date hereof.

           3.04  Authorization.  The execution, delivery and
                 -------------
performance of this Agreement and the Plan of Merger by River Bend and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of River Bend. No other corporate proceedings on the part of River Bend are necessary to authorize the execution and delivery of this Agreement and the Plan of Merger and, except for the approval of the Merger by River Bend's shareholders, the performance by River Bend of the terms hereof and thereof. Each of this Agreement and the Plan of Merger is a valid and binding obligation of River Bend enforceable against River Bend in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization or moratorium or other similar laws affecting creditors' rights generally and except that the availability of equitable remedies is within the discretion of the appropriate court.

           Neither the execution, delivery and performance of this Agreement and the Plan of Merger by River Bend, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by River Bend with any of the provisions hereof or thereof, will (a) in any material respect violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration, or the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of River Bend or any River Bend Subsidiary under any terms, conditions or provisions of, (i) River Bend's Articles of Incorporation or Bylaws or other charter documents of River Bend or any River Bend Subsidiary or, (ii) subject to receipt of applicable waivers or consents shown on Schedule 3.04, any material note,
                             -------------
bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which River Bend or any River Bend Subsidiary is a party or by which River Bend or any River Bend Subsidiary may be bound, or to which River Bend or any River Bend Subsidiary or the properties or assets of any of them may be subject, or (b) subject to compliance with the statutes and regulations referred to in the next paragraph, violate in any material respect any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to River Bend or any of the River Bend Subsidiaries or any of their respective properties or assets. No notice to, filing with, authorization of, exemption by, or consent or approval of, any public body or authority is necessary for the execution or delivery by River Bend of this Agreement and the Plan of Merger.

           Other than in connection or in compliance with the provisions of the Illinois Statute, the Securities Act, the Exchange Act, the securities or blue sky laws of the various states and consents, authorizations, approvals, notices or exemptions required under the BHC Act and the banking laws of the State of Illinois, no notice to, filing with, authorization of, exemption by, or consent or approval of, any public body or authority is necessary for the consummation by River Bend of the transactions contemplated by this Agreement including the Plan of Merger.

           3.05  River Bend Financial and Other Reports.  River Bend
                 --------------------------------------
has made available to Magna the following financial statements and other reports and documents (the "River Bend Financial
Statements"):

           (a) River Bend's audited consolidated financial statements and the notes thereto as prepared by River Bend's independent accountants for the years ended December 31, 1994, 1993 and 1992 and all unaudited reports for any interim periods since
December 31, 1994;

           (b) Consolidated Reports of Condition and Income of each of the River Bend Subsidiaries, where applicable, for the fiscal years ended December 31, 1994, 1993 and 1992; and

           (c)   The annual FRY-6 Reports filed with The Federal
Reserve Bank of St. Louis of River Bend for the fiscal years ended December 31, 1994, 1993 and 1992.

           The River Bend Financial Statements have been prepared and, where required, filed in accordance with all provisions of applicable law and do not omit to state or reflect any material fact concerning River Bend required to be stated or reflected therein or necessary to make the statements therein not misleading. The River Bend Financial Statements (i) have been prepared, where applicable, in accordance with generally accepted accounting principles, except as otherwise noted therein, (ii) present fairly the results of operations and financial position of River Bend for the periods and at the times indicated, and (iii) are true and correct in all material respects for the periods and at the times indicated.

           Since January 1, 1992, River Bend and the River Bend Subsidiaries have filed, and subsequent to the date hereof will file, all reports and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with (i) the Federal

Reserve Board, (ii) the FDIC and (iii) any applicable state banking authorities (all such reports and statements are collectively referred to herein as the "River Bend Reports"). As of their respective dates, the River Bend Reports complied and will comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

           3.06  Events Subsequent to December 31, 1994.  Since
                 --------------------------------------
December 31, 1994, except as disclosed in Schedule 3.06 hereto or
                                          -------------
in the River Bend Financial Statements filed prior to the date hereof, there has been no (a) material adverse change in the financial condition or operating results of River Bend; (b) damage, destruction or loss materially adversely affecting the property or business of River Bend; or (c) declaration, setting aside or payment of any dividend on, or any distribution in respect of, the River Bend Stock, other than (i) a dividend of $12.00 per share with respect to the Preferred Stock payable to the shareholders of record on January 24, 1995 and paid on January 31, 1995, (ii) a dividend of $0.09 per share with respect to the Class I Common Stock and Class II Common Stock payable to shareholders of record on February 17, 1995 and paid on February 24, 1995, (iii) a dividend of $0.09 per share with respect to the Class I Common Stock and Class II Common Stock payable to shareholders of record on May 18, 1995 and paid on May 25, 1995 and (iv) a dividend of $0.09 per share with respect to the Class I Common Stock and Class II Common Stock payable to shareholders of record on August 31, 1995 and payable on August 31, 1995.

           3.07  Investment and Loan Portfolios.  All United States
                 ------------------------------
Treasury securities, obligations of other United States Government agencies and corporations, obligations of States and political subdivisions of the United States and other investment securities shown on the River Bend Financial Statements at December 31, 1994 or which are purchased after December 31, 1994 but before the Effective Time were, and will be, carried in the aggregate at no more than cost adjusted for amortization of premiums and accretion of discounts, subject to any adjustment required for securities classified as available for sale or held for trading under Statement of Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Except as disclosed on Schedule 3.07, all loans and discounts shown on the
             -------------
River Bend Financial Statements at December 31, 1994 or which are entered into after December 31, 1994 but before the Effective Time were, and will be, made in all material respects for good, valuable and adequate consideration in the ordinary course of the business of River Bend, and the notes or other evidence of indebtedness evidencing them are and will be, in all material respects, enforceable, valid, true and genuine and what they purport to be. River Bend has complied and will prior to the Effective Time comply with all laws and regulations relating to such loans, or to the extent there has not been such compliance, such failure to comply will not materially interfere with collections. River Bend's reserve for possible loan and lease losses shown on the River Bend Financial Statements as of December 31, 1994 or which is allocated after December 31, 1994 but before the Effective Time was, and will be, adequate to absorb reasonably anticipated losses in the loan and lease portfolios of River Bend, in view of the size and character of such portfolios, current economic conditions, and other pertinent factors, and no facts have subsequently come to the attention of management of River Bend which would cause it to restate any of the River Bend Financial Statements in any material way the level of such reserve for possible losses on loans and leases.

           3.08  Title to Properties; Insurance.  River Bend has
                 ------------------------------
marketable title, insurable at standard rates, free and clear of all material liens, charges and encumbrances (except taxes which are a lien but not yet payable and liens, charges or encumbrances reflected in the River Bend Financial Statements) to all material real and personal properties shown on the latest applicable River
Bend Financial Statements as belonging to it (including leasehold interests) or acquired since the date thereof (except any properties subsequently disposed of in the ordinary course of business). Except as set forth on Schedule 3.08, all leases
                                   -------------
material to River Bend pursuant to which River Bend, as lessee, leases real or personal property are valid and effective in accordance with their respective terms in all material respects, and there is not, under any of such leases, any material existing default by River Bend, or (to the best knowledge of River Bend) any other party thereto, or any event which with notice or lapse of time or both would constitute such a material default. All such properties comply in all material respects with all applicable private agreements, zoning requirements and other governmental laws and regulations relating thereto and there are no material condemnation proceedings pending or, to the knowledge of River
Bend, threatened with respect to such properties. All material insurable properties owned or leased by River Bend are adequately insured by financially sound and reputable insurers in such amounts and against fire and other risks insured against by extended coverage and public liability insurance, as is customary with companies of the same size and in the same business.

           3.09  Compliance with Laws.  River Bend has all material
                 --------------------
licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business as presently conducted in all material respects, is in compliance in all material respects with all laws and regulations, and has filed all material reports required by any governmental or other regulatory body. River Bend is also in compliance in all material respects with all material agreements to which it is a party.

           3.10  Taxes.  River Bend has heretofore made available to
                 -----
Magna copies of the federal and state tax returns for River Bend and all notices related thereto for the five fiscal years immediately preceding the date of this Agreement. River Bend has filed all material federal, state and local tax returns due in respect of any of its businesses or properties in a timely fashion and has paid or made appropriate provisions for all amounts due as shown on such returns. All such returns fairly reflect in all material respects the information required to be presented therein. Except as disclosed on Schedule 3.10, all provisions for accrued
                       -------------
but unpaid taxes contained in the River Bend Financial Statements were made in accordance with generally accepted accounting principles and in the aggregate do not materially fail to provide for potential tax liabilities. No audit, examination or investigation of the tax returns of River Bend is presently being conducted or, to the knowledge of River Bend, threatened by any taxing authority.

           3.11  Litigation.  Except as disclosed in Schedule 3.11,
                 ----------                          -------------
there is no litigation or other proceeding pending or, to the knowledge of River Bend, threatened, before any judicial, administrative or regulatory agency or tribunal, to which River Bend is a party or to which the property of River Bend is subject, which would have a material adverse effect upon River Bend's business or condition.

           3.12  Registration and Proxy Statements.  None of the
                 ---------------------------------
information supplied or to be supplied by River Bend for inclusion in (a) the Registration Statement, (b) the Proxy Statement and
(c) any other documents to be filed with the SEC or any regulatory agency in connection with the transactions contemplated hereby will, at the time the Registration Statement is filed with the SEC or at the time it becomes effective, at the time the Proxy Statement is mailed to holders of River Bend Stock, at the time of River Bend Shareholders' Meeting, and at the time of filing of such other documents, respectively, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents which River Bend is responsible for filing with the SEC or any regulatory agency in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

           3.13  Brokers and Finders.  Except for Fister &
                 -------------------
Associates, Inc., neither River Bend nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and, except for Fister and Associates, Inc., no broker or finder has acted directly or indirectly for River Bend in connection with this Agreement, the Plan of Merger, or the transactions contemplated hereby or thereby.

           3.14  Commitments and Contracts.  Except as set forth on
                 -------------------------
Schedule 3.14 neither River Bend nor any River Bend Subsidiary is
-------------
a party or subject to any of the following (whether written or oral, express or implied):

                 (i) any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee or consultant (other than those which are terminable at will by River Bend or such subsidiary);

                 (ii) any plan, contract or understanding providing for any bonus, pension, option, deferred compensation, retirement payment, profit sharing or similar arrangement with respect to any present or former officer, director, employee or consultant other than as set forth in Section 3.16;

                 (iii) any contract not made in the ordinary course of business containing covenants which limit the ability of River Bend or any River Bend Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, River Bend or any River Bend Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities);

                 (iv) any other contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K issued under the Securities Act; or

                 (v)  any lease with annual rental payments
           aggregating $20,000 or more.

           3.15  Material Interests of Certain Persons.  Except as
                 -------------------------------------
set forth on Schedule 3.15, no officer or director of River Bend or
             -------------
any River Bend Subsidiary, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of River Bend or any River Bend Subsidiary.

           Schedule 3.15 sets forth a correct and complete list of
           -------------
any loan from River Bend or any River Bend Subsidiary to any present officer, director, employee or any associated or related interest of any such person which was required under Regulation 0 of the Federal Reserve Board or applicable state law to be approved by or reported to River Bend's or such River Bend Subsidiary's Board of Directors.

           3.16  River Bend Benefit Plans.
                 ------------------------

           (a) The only "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for which River Bend or any River Bend Subsidiary acts as the plan sponsor as defined in ERISA Section 3(16)(B), and with respect to which any liability under ERISA or otherwise exists or may be incurred by River Bend or any River Bend Subsidiary are those set forth on Schedule 3.16 (the "Plans"). No
                                  -------------
Plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

           (b) Each Plan is and has been in all material respects operated and administered in accordance with its provisions and applicable law. Except as set forth on Schedule 3.16, River Bend
                                        -------------
or the River Bend Subsidiaries have received favorable determination letters from the Internal Revenue Service under the provisions of the Tax Equity and Fiscal Responsibility Act
("TEFRA"), the Deficit Reduction Act ("DEFRA"), the Retirement
Equity Act ("REA") and the Tax Reform Act of 1986 for each of the Plans to which the qualification requirements of Section 401(a) of the Code, apply. River Bend knows of no reason that any Plan which is subject to the qualification provisions of Section 401(a) of the Code is not "qualified" within the meaning of Section 401(a) of the Code and that each related trust is not exempt from taxation under
Section 501(a) of the Code.

           (c) Each Plan that is subject to ERISA did not, in each case, as of the end of the last plan year, have any unfunded vested benefits for purposes of payment of premiums to the Pension Benefit Guaranty Corporation ("PBGC"), as reported on each such Plan's PBGC Form 1.

           (d)   Except as disclosed in Schedule 3.16, no Plan or any
                                        -------------
trust created thereunder, nor any trustee, fiduciary or administrator thereof, has engaged in a "prohibited transaction", as such term is defined in ERISA or Section 4975 of the Code, or breached a fiduciary duty which could subject such plan or trust, or any trustee, fiduciary or administrator thereof, or any party dealing with any such Plan or trust, to civil or criminal liability under ERISA or to the tax or penalty on prohibited transactions imposed by said Section 4975.

           (e)   Except as set forth on Schedule 3.16, no Plan or any
                                        -------------
trust created thereunder has been terminated, nor have there been any "reportable events" with respect to any Plan, as that term is defined in Section 4043 of ERISA.

           (f) No Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in
Section 412 of the Code (whether or not waived) during the last five (5) Plan years.

           (g) All filings and reports as to such Plans required to have been made on or prior to the date hereof to the Internal
Revenue Service, the United States Department of Labor or any other governmental authority, or any individual, have been made on or prior to the date hereof.

           (h) There is no material litigation, disputed claim, governmental proceeding or investigation pending or threatened with respect to any of the Plans, the related trusts or any fiduciary, trustee, administrator or sponsor of such Plans.

           (i) River Bend and each of the River Bend Subsidiaries have complied, in all material respects, with the provisions of
Section 4980B of the Code and Sections 601 through 608 of ERISA and is not liable for any excise tax under Section 4980B of the Code.

           3.17  Registration Obligations.  Except as set forth on
                 ------------------------
Schedule 3.17, neither River Bend nor any River Bend Subsidiary is
-------------
under any obligation, contingent or otherwise, which will survive the Merger by reason of any agreement to register any of its securities under the Securities Act.

           3.18  Administration of Trust Accounts.  Except as set
                 --------------------------------
forth on Schedule 3.18, River Bend and each River Bend Subsidiary
         -------------
has properly administered in all material respects and which could reasonably be expected to be material to the financial condition of River Bend all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither River Bend, any River Bend Subsidiary, nor any director, officer or employee of River Bend or any River Bend Subsidiary has committed any breach of trust with respect to any such fiduciary account which is material to or could reasonably be expected to be material to the financial condition of River Bend, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

           3.19  Vote Required.  The affirmative vote of the holders
                 -------------
of at least two-thirds of the outstanding shares of River Bend
Stock (Class I Common Stock, Class II Common Stock and Preferred Stock each voting as a separate class) is the only vote of the shareholders of River Bend necessary to approve the Merger and other transactions contemplated hereby.

           3.20  Interest Rate Risk Management Instruments.
                 -----------------------------------------

           (a)   Set forth on Schedule 3.20(a) is a list as of the
                              ----------------
date hereof of all interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which River Bend or any of the River Bend Subsidiaries is a party or by which any of their properties or assets may be bound.

           (b) All such interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which River Bend or any of the River Bend Subsidiaries is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, to the best knowledge of River Bend, in accordance with prudent banking practice and applicable rules, regulations and policies of the appropriate regulatory authorities and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations and are in full force and effect. River Bend and each of the River Bend Subsidiaries has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued, and to the best knowledge of River Bend, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

           3.21  Discrimination, Occupational Safety, Labor and Other
                 ----------------------------------------------------
Statutes and Regulations.  No person, party or labor organization
------------------------
(including, but not limited to, governmental agencies of any kind) has any claim, action or proceeding pending or, to River Bend's knowledge, threatened against River Bend arising out of any statute, ordinance or regulation relating to the payment of wages or benefits, plant closing laws, discrimination in employment, employment practices, immigration, continuation of health insurance benefits or occupational safety and health standards (including, but without limiting the foregoing, any applicable state statutes, the Fair Labor Standards Act, National Labor Relations Act, Title
VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, or the Americans with Disabilities Act), nor, to River Bend's knowledge, is there any basis for any such claim, action or proceeding.
Attached hereto as Schedule 3.21 is a copy of each collective
                   -------------
bargaining agreement to which River Bend or a River Bend Subsidiary is a party.

                                ARTICLE IV

                           ENVIRONMENTAL MATTERS
                           ---------------------

           4.01  Environmental Inspection.  After the execution of
                 ------------------------
this Agreement, Magna may commence or cause to be commenced environmental assessments, including but not limited to an inspection, with respect to each of the Bank Premises (as hereinafter defined) to the extent deemed appropriate by Magna in its sole and absolute discretion. River Bend agrees to cooperate with Magna and its environmental consultants with respect to such inspections and audits, which cooperation shall include, but shall not be limited to, River Bend providing reasonable access to the Bank Premises for the purposes of inspection, sampling and analysis by Magna and its consultants, and making River Bend's employees reasonably available for interviews regarding environmental matters. The cost of the audits shall be at Magna's sole cost and expense and such assessments must be completed within 55 days after the date hereof. Should the assessments indicate risks, conditions or environmental concerns unacceptable to Magna in its sole and absolute discretion, Magna shall have the right for a period of ten days following the end of such 45 day period, to terminate this Agreement, which shall be Magna's sole remedy in such event. Bank Premises means the banking houses, drive-in banking facilities and teller facilities (staffed or automated), together with appurtenant parking, storage, and other areas owned or leased by River Bend.

           4.02  Environmental Claims.  River Bend represents and
                 --------------------
warrants that, except as set forth on Schedule 4.02, no person or
                                      -------------
governmental unit or agency has asserted, and to the best knowledge of management of River Bend, no person or governmental unit or agency has, any claim or basis for any action or proceeding against River Bend or any Bank Premises arising under the

Comprehensive Environmental Response, Compensation and Liability Act of 1980, Federal Water Pollution Control Act (Clean Water Act), the Resource Conservation and Recovery Act, the Clean Air Act, the Toxic Substance Control Act, the Coastal Zone Management Act, the Power Plant and Industrial Fuel Use Act of 1978, the National Environmental Policy Act (Environmental Impact Statement), Illinois Environmental Protection Act, all as amended, or any anti-pollution, waste control and disposal, or environmental "clean-up" provision of any statute, ordinance, regulation, rule or guideline of any federal, state or local governmental unit or authority, and all regulations and standards enacted pursuant thereto and all permits and authorizations issued in connection therewith (an "Environmental Matter").

           Except as otherwise disclosed in Schedule 4.02, River
                                            -------------
Bend has not been subject to or received any oral or written notice of, nor to the best of its knowledge does it have reason to believe there is any potential existing or pending violation, citation or complaint relating to an Environmental Matter. Other than as set forth on Schedule 4.02, to the best knowledge of River Bend, no
         -------------
underground tank is now or has been located at any facility owned by or leased to River Bend and no Hazardous Material (hereinafter defined) has been generated, treated, stored, disposed of or otherwise deposited in or on or allowed to emanate from any such facility which may support a material claim or material cause of action under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other federal, state or local governmental statute, ordinance, regulation, rule or guideline.

           4.03  Hazardous Material.  For the purposes of this
                 ------------------
Agreement, the term Hazardous Material shall include petroleum, petroleum products, those substances defined as hazardous substances in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (as amended), those wastes defined as hazardous wastes under the Resource Conservation and Recovery Act (as amended), and any other substances, materials or wastes identified as being hazardous, toxic or dangerous under any local, state or federal environmental law or regulation.

                                 ARTICLE V

               GOVERNMENTAL APPROVALS AND OTHER REQUIREMENTS
               ---------------------------------------------

           5.01  Regulatory Approvals.  River Bend and Magna will
                 --------------------
cooperate fully, provide all necessary information and data, and render all assistance necessary or appropriate to facilitate the filing by Magna, as soon as practicable after the execution of this Agreement, of applications with (i) the Federal Reserve Board for approval under the BHC Act, (ii) the Illinois Commissioner for approval under the Illinois Banking Act and (iii) any other applicable statutes of the Merger, to the extent required, and will use their best efforts to obtain such approval.

           5.02  Registration and Proxy Statements.  River Bend and
                 ---------------------------------
Magna will cooperate fully, provide all necessary information and data, and render all assistance necessary or appropriate to facilitate filing by Magna, as soon as practicable after the execution of this Agreement, of the Registration Statement, and shall use their best efforts to have the Registration Statement declared effective as promptly as practicable. River Bend and Magna shall also take any action required to be taken under any applicable state blue sky or securities laws in connection with the issuance of the shares of Magna Common Stock pursuant to the Merger. River Bend shall furnish such information as may reasonably be required in connection with any such action. River Bend shall call the River Bend Shareholders' Meeting to be held as soon as practicable for the purpose of voting upon the Plan of Merger. In connection with the River Bend Shareholders' Meeting, Magna shall prepare, subject to the review and consent of River Bend, the Proxy Statement (which shall be part of the Registration Statement) and mail the same to the shareholders of River Bend.
The Board of Directors of River Bend shall, subject to advice of counsel with respect to its fiduciary obligations, recommend approval of the Plan of Merger. River Bend shall, subject to advice of counsel with respect to the Board of Directors' fiduciary obligations, use its best efforts to obtain the approval of its shareholders. At its Shareholders'

Meeting, River Bend shall not submit any matter unrelated to the transactions contemplated by this Agreement for approval of its shareholders (except with the prior consent of Magna, which consent shall not be unreasonably withheld). Promptly after the River Bend Shareholders' Meeting, River Bend will deliver to Magna a true and correct list of the names and addresses of, and the number of shares of the River Bend Stock owned by, each of its shareholders who has filed a timely written objection to the Merger and who has not voted in favor thereof as provided in the Illinois Statute to preserve rights as a dissenting shareholder.

           5.03  Other Governmental Filings.  River Bend and Magna
                 --------------------------
will file all necessary applications or notices with appropriate state securities commissioners or authorities, and state banking supervisory agencies or authorities, as may be necessary or appropriate to effect the Merger.

           5.04  Indemnity.  River Bend and Magna shall each
                 ---------
indemnify and hold harmless the other, and each of the other's directors and officers, and each person, if any, who controls the other party within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several, including legal fees and expenses, to which they or any of them may become subject under the Securities Act or under any other statute or at common law, insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon any untrue statement, or alleged untrue statement, of a material fact in the written information furnished hereunder by the indemnifying party, or are based upon the omission, or alleged omission by the indemnifying party, to state a material fact required to be stated, or necessary to make the statements contained in such information not misleading, except as may be limited by the rules and regulations of the SEC. Magna shall indemnify and hold harmless John G. Helmkamp, Jr. from and against any and all losses, claims, damages, expenses or liabilities, joint or several, including legal fees and expenses, to which he may become subject under the Section 11(a)(3) of the Securities Act, insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon any untrue statement, or alleged untrue statement, of a material fact in the written information furnished hereunder by Magna, or are based upon the omission, or alleged omission by Magna, to state a material fact required to be stated, or necessary to make the statements contained in such information not misleading, except as may be limited by the rules and regulations of the SEC.

           5.05  Tax Opinion.  An opinion of Thompson & Mitchell
                 -----------
shall be delivered and dated as of the date of filing of the Registration Statement and as of the Closing Date to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code and that gain will be recognized by the shareholders of River Bend with regard to the Stock Distribution, the Common Cash Distribution and the Preferred Cash Distribution, but only in accordance with the provisions and limitations of
Section 356 of the Code; provided, however, that certain holders of Preferred Stock will recognize gain or loss in accordance with the provisions of Section 302 of the Code.

           5.06  Agreements of Affiliates.  As soon as practicable
                 ------------------------
following the River Bend Shareholders' Meeting, River Bend agrees to deliver a letter identifying all persons or entities whom it believes to be, at the time of the River Bend Shareholders' Meeting, its "affiliates" for purposes of Rule 145 under the Securities Act. River Bend shall cause each person or entity who is identified as an "affiliate" in the letter referred to above to deliver to Magna a written agreement dated the date of the River Bend Shareholders' Meeting, in the form attached hereto as Exhibit B, providing such person or entity will not sell, pledge, transfer or otherwise dispose of the shares of Magna Common Stock owned by such person except in compliance with the applicable provisions of the Securities Act. River Bend will use its best efforts to obtain a like agreement from any person or entity who becomes an affiliate after the River Bend Shareholders' Meeting but prior to the Effective Time.

                                ARTICLE VI

                   RIVER BEND'S COVENANTS AND AGREEMENTS
                   -------------------------------------

           Except as specifically contemplated or permitted by this Agreement, River Bend hereby agrees, between the date hereof and the Effective Time, as follows:

           6.01  Operation of Business.  Between the date hereof and
                 ---------------------
the Effective Time, subject to all applicable laws, it will operate its business (and will cause the River Bend Subsidiaries to operate their businesses) solely in the ordinary course consistent with past practices, and without the prior written consent of Magna, it (and the River Bend Subsidiaries) will not:

           (a) Incur any material liabilities or material obligations, whether directly or by way of guaranty, including any obligation for borrowed money whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice, except for a payment of $260,500 to Fister & Associates, Inc. Notwithstanding the foregoing, River Bend may, with the prior written consent of Magna, terminate the Illinois State Bank of East Alton Defined Benefit Plan and Trust, Plan No. 001.

           (b) Grant any increase in the rate of pay of any of its employees, nor grant any increase in the salaries of any officer, employee or agent, nor enter into any bonus, profit-sharing, incentive compensation payment, pension, retirement, medical, hospitalization, life insurance or other insurance plan or plans, or other contracts or commitments, which increase(s) in any amount the benefits or compensation of any such officer, employee or agent; except, however, in each such case ordinary increases not unusual in character or amount made in the ordinary course of business. Notwithstanding the foregoing, River Bend may pay bonuses to its employees that are consistent with past practice and, in the aggregate, do not exceed $150,000.

           (c) Enter into any employment contract or collective bargaining agreement, or employ, directly or indirectly, any broker or finder or incur any liability for any financial advisor, broker or finder fees or commissions in connection with this Agreement or the transactions contemplated hereby, or with respect to any merger, business combination, sale of assets or securities or similar transactions.

           (d) Declare or pay any dividend or make any sale of, or distribution in respect of, or grant any options or rights with respect to, its capital stock or other securities or directly or indirectly redeem, purchase or otherwise acquire any of its capital stock or other securities, except for the payment of dividends by the River Bend Subsidiaries to River Bend; provided, however, River Bend may pay a dividend, to the extent not previously paid, of $0.09 per share for each of the fourth quarter of 1995 and the first and second quarters of 1996 with respect to each share of Class I Common Stock and Class II Common Stock; further provided, the record date for any dividend to be paid pursuant to this
Section 6.01(d) shall be the record date for dividends payable with respect to shares of Magna Common Stock for the quarter in which the River Bend dividend is to be paid and no dividend shall be declared or paid by River Bend for any quarter in which the shareholders of River Bend would be stockholders of record of Magna for the purpose of receiving the Magna dividend payment for such quarter. Notwithstanding the foregoing, River Bend may declare and pay a dividend of $12.00 per share during the first quarter of 1996 with respect to each share of Preferred Stock.

           (e) Make any amendments to or changes in its Articles of Incorporation or By-laws.

           (f) Perform any act, or attempt to do any act, or permit any act or omission to act, which will cause a breach of any material contract, commitment or obligation to which it is a party.

           (g) Subject to advice of counsel with respect to its fiduciary obligations, encourage, solicit or initiate offers from or negotiate with, or provide information or assistance to, any party other than Magna with respect to a merger, sale of assets, offer to purchase outstanding stock or similar transaction involving it, the River Bend Stock or its assets; provided, however, that if it or any of its advisors receives, from time to time, an inquiry, proposal, plan, offer, bid or contract from any third party with respect to any of the foregoing, it will promptly notify Magna, and will promptly furnish Magna with a copy of any document received or a summary of any other communication with respect thereto.

           (h) Authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement with respect to, any merger, consolidation or business combination, any acquisition of a material amount of assets or securities or any release or relinquishment of any material contract rights not in the ordinary course of business other than as contemplated in this Agreement.

           (i) Except in a fiduciary capacity, purchase or sell any shares of Magna Common Stock.

           (j) Agree in writing or otherwise to do any of the foregoing.

           6.02  Preservation of Business.  Between the date hereof
                 ------------------------
and the Effective Time, River Bend will carry on its business (and will cause its Subsidiaries to carry on their businesses) diligently and substantially in the same manner as heretofore conducted and shall use its best efforts to keep its business organization intact, including its present relationships with its employees and customers and others having business relations with it.

           6.03  Expenses.  River Bend shall pay its own expenses
                 --------
incident to preparing for, entering into and carrying out this Agreement and to the consummation of the Merger, including the fee of Fister & Associates, Inc. as provided in Section 6.01(a).

           6.04  Tax Opinion Certification.  River Bend shall cause
                 -------------------------
such of its executive officers, directors and/or holders of shares of River Bend Stock (including shares beneficially held) as may be requested by Thompson & Mitchell to timely execute and deliver to Thompson & Mitchell certificates substantially in the form of Exhibits C or D hereto, as the case may be.

           6.05  Sale of Magna Common Stock by Shareholders of River
                 ---------------------------------------------------
Bend.  River Bend will notify its shareholders that after the date
----
hereof and prior to the Effective Time that they shall not sell any shares of Magna Common Stock. The opinion of Thompson & Mitchell contemplated under Section 5.05 hereof is dependent upon no such sale having been made and if any such sale has been made such opinion may not be relied upon for any purpose, unless it has been amended and reissued to reflect any such sale.

           6.06  Purchase Options for River Bend Stock.  Each of
                 -------------------------------------
River Bend and John G. Helmkamp, Jr. hereby agree to waive any purchase option it or he may have with respect to shares of River
Bend Stock by way of:

                 (i) that certain Stock Purchase Agreement dated August 12, 1985 by and between River Bend and Helmkamp;

                 (ii)  those certain Shareholder Agreements dated
           April 20, 1994 by and among River Bend, Helmkamp and each of Dale W. Langefeld and Gary E. Lynn;

                 (iii) those certain Shareholder Agreements dated April 29, 1994 by and among River Bend, Helmkamp and each of Leslie G. Bramley, Donna E. or Emma Ellen

           Brandt, Virginia L. Chamberlain, Charles A. Halverson,
           Edward A. Hamlin, James M. Hoefert, and Paul R. Lauschke,
           Jr.;

                 (iv) that certain Shareholder Agreement dated May 2, 1995 by and among River Bend, Helmkamp and Donald W.
           Griffin.

                 (v) that certain Shareholder Agreement dated May 6, 1994 by and among River Bend, Helmkamp and Edward G.
           Ryrie;

                 (vi) that certain Shareholder Agreement dated May 9, 1994 by and among River Bend, Helmkamp and John J.
           Keller;

                 (vii) that certain Shareholder Agreement dated
           June 17, 1994 by and among River Bend, Helmkamp and
           Harley T. Godard;

                 (viii) that certain Shareholder Agreement dated
           November 2, 1994 by and among River Bend, Helmkamp and
           Thomas O. Coles;

                 (ix) those certain Revised Stock Purchase Agreements dated April 25, 1994 by and between River Bend and each of Byron L. Farrell, Helmkamp Construction Company,
           Flossie E. Helmkamp Retained Annuity Trust Number One,
           John E. Helmkamp III Trust Number Two, Ryan Helmkamp
           Trust Number Two, Gilbert Helmkamp Non-Qtip Trust B, U/A dated October 2, 1980 and Darren Helmkamp Trust Number
           Two;

                 (x) that certain Revised Stock Purchase Agreement dated April 26, 1994 by and between River Bend and John
           G. Helmkamp III Trust;

                 (xi) that certain Revised Stock Purchase Agreement dated April 30, 1994 by and between River Bend and each of Jane E. Hadley and Gregory Hadley;

                 (xii) those certain Revised Stock Purchase
           Agreements dated May 2, 1994 by and between River Bend and each of Beth Farrell Elmore Trust, Gregory Farrell
           Trust, Bradford Farrell Trust, Michael Farrell Trust and Edward W. Ruhe;

                 (xiii) that certain Revised Stock Purchase
           Agreement dated May 23, 1994 by and between River Bend and James H. Laux; and

                 (xiv) those certain Revised Stock Purchase
           Agreements dated May 26, 1994 by and between River Bend and each of Ryan Helmkamp Trust and Frank K. Webb
           Revocable Trust dated February 3, 1992.

                                ARTICLE VII

                      MUTUAL COVENANTS AND AGREEMENTS
                      -------------------------------

           Except as specifically contemplated or permitted by this Agreement, Magna and River Bend each hereby agree as follows:

           7.01  Access and Information.  Magna and River Bend shall
                 ----------------------
afford to each other, and their respective accountants, counsel and other representatives, reasonable access during normal business hours, during the period prior to the Effective Time, to their properties, books, contracts, commitments and records and, during such period, they shall furnish promptly, or make available to the other (a) a copy of each material report, schedule and other document filed or received by them during such period pursuant to the requirements of federal and state securities laws, and (b) all other information concerning their business, properties and personnel as the other party may reasonably request. Each party shall cause all information obtained by it or its representatives pursuant to this Agreement or in connection with the negotiation hereof to be treated as confidential and shall not use, nor knowingly permit others to use, any such information for their own benefit unless such information becomes generally available to the public and, in the event of the termination of this Agreement, each party shall return or destroy all such confidential documents (including copies thereof) obtained hereunder from the other.

           7.02  Current Information.  During the period from the
                 -------------------
date of this Agreement to the Effective Time, each party will cause one or more of its representatives to confer on a regular and frequent basis with representatives of the other party, to report the general status of its ongoing operations, and to consult as to the making of any decisions or the taking of actions in matters other than in the ordinary course of business. Each of Magna and River Bend shall promptly notify the other of (a) any material change in the normal course of its business or in the operation of its properties, (b) any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation, and (c) any impending or threatened occurrence of any event of which it has knowledge and which would cause or constitute a breach of any of its representations or warranties contained or referred to in this Agreement, and each will use their best efforts to keep the other fully informed with respect to such events.

           7.03  Press Releases.  Magna and River Bend will consult
                 --------------
with each other as to the form and substance of any press release or other public disclosure of matters relating to this Agreement or any of the transactions contemplated hereby and will not issue any such release or disclosure unless approved by the other, which approval shall not be unreasonably withheld, except as otherwise required by law or regulation in the opinion of its counsel.

           7.04  Intracorporate Transactions.  Notwithstanding any
                 ---------------------------
other provision of this Agreement, no merger or other business combination, transfer of assets, liabilities or stock ownership
(a) between or among Magna and any of its Subsidiaries or between or among any Magna Subsidiaries shall be deemed to violate any of Magna's representations or agreements set out in Article II or VII hereof, and (b) between or among River Bend and any River Bend Subsidiaries or between or among any River Bend Subsidiaries shall be deemed to violate (i) any of River Bend's representations set out in Article III hereof, or (ii) any of River Bend's agreements set out in Article VI or VII hereof.

           7.05  Representations.  Neither Magna nor River Bend will
                 ---------------
take any action which would result in the representations in this Agreement being incorrect as of the Effective Time.

           7.06  Anti-Dilution.
                 -------------

           (a) The shares of River Bend Stock presently outstanding, and only such shares, shall be converted into the right to receive the Merger Consideration, as provided in this Agreement. River Bend shall not, without the prior written consent of Magna, effect any stock dividends, split-ups, recapitalizations or the like. River Bend shall not, without the prior written consent of Magna, issue, exchange or otherwise effect any change in its capitalization prior to the Effective Time.

           (b) In the event of changes in the Magna Common Stock by virtue of stock dividends, split-ups, recapitalizations or the like, the type and number of Magna Shares to be exchanged shall be adjusted appropriately.

           7.07  Tax Treatment.  Magna and River Bend agree to use
                 -------------
their best efforts to cause the Merger to qualify as a reorganization under Section 368 of the Code.

           7.08  System Conversion.  From and after the date hereof,
                 -----------------
representatives of Magna, River Bend and the River Bend
Subsidiaries shall meet on a regular basis to discuss and plan for the conversion of River Bend's data processing and related electronic informational systems to those used by Magna, which planning shall include, but not be limited to, discussion of the possible termination by River Bend and the River Bend Subsidiaries of third-party service provider arrangements effective at the Closing Date or at a date thereafter, non-renewal of personal property leases and software licenses used by River Bend and the River Bend Subsidiaries in connection with it systems operations and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that River Bend and the River Bend Subsidiaries shall not be obligated to take any such action and, unless River Bend otherwise agrees, no conversion shall in fact take place prior to the Closing Date.

           7.09  Miscellaneous Agreements and Consents.  Subject to
                 -------------------------------------
the terms and conditions herein provided, the parties hereto agree to use all reasonable efforts to take, or cause to be taken, all action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and using their best efforts to prevent the breach of any representation, warranty or agreement contained or referred to in this Agreement and to remedy the same promptly. The parties hereto will, and will cause their subsidiaries to, use their best efforts to obtain the consents of all third parties and governmental bodies necessary or desirable for the consummation of the transactions contemplated by this Agreement.

           7.10  Notice to Other Party.  Each of Magna and River Bend
                 ---------------------
shall notify the other party hereto of (i) any fact or circumstances of which the executive officers of either Magna or River Bend, as the case may be, have knowledge which would, absent disclosure by Magna or River Bend to River Bend or Magna, as the case may be, and Magna's or River Bend's, as the case may be, subsequent consent to such facts or circumstances, not permit River Bend to satisfy the condition set forth in Section 8.03(b) of this Agreement or Magna to satisfy the condition set forth in Section 8.02(a) of this Agreement, (ii) any material breach of any of its covenants contained herein, and (iii) any material adverse change in its financial condition, business, prospects or operating results.

           7.11  Best Efforts.  Each of the parties hereto shall use
                 ------------
its best efforts to assure, to the extent reasonably within its control, as soon as it is reasonably practicable, the satisfaction of the conditions to the effectiveness of the transactions contemplated under Section 1.01 hereof and the transactions contemplated by this Agreement.

           7.12  Payments to Dissenters.  Upon consummation of the
                 ----------------------
Merger, RBAC shall pay or provide for any payment (with funds provided by Magna) for any shareholder dissenting from the Merger.

           7.13  Schedules and Exhibits.  The parties hereto
                 ----------------------
acknowledge that the schedules of River Bend and Exhibits C and D,
                                                 ----------------
all of which are referenced herein, are not incorporated in this Agreement as of the date hereof. River Bend, within ten days after the date hereof, shall provide to Magna all schedules that River Bend was required to deliver pursuant to this Agreement. The obligations on the part of Magna under this Agreement are expressly conditioned on, and subject to, acceptance by Magna, within five days after the receipt thereof, of the form and/or substance of the schedules of River Bend, in each case, in the sole discretion of Magna. During the period commencing on the date hereof and ending 10 days hereafter, Magna and River Bend shall use their reasonable best efforts to agree to the form and the substance of the documents to be incorporated herein as Exhibits C and D. In the event Magna and River Bend are unable to agree as to such exhibits, this Agreement shall terminate without any further obligation or liability on the part of either Magna or River Bend, subject to the provisions of Section 10.01 hereof.

                               ARTICLE VIII

                           CONDITIONS TO CLOSING
                           ---------------------

           The obligations of River Bend and Magna under this Agreement, except as otherwise provided herein, shall be subject to the satisfaction or waiver of the following conditions on or prior to the Closing:

           8.01  Conditions to Each Party's Obligations to Effect the
                 ----------------------------------------------------
Merger.  The respective obligations of each party to effect the
------
Merger shall be subject to the following conditions:

           (a)   Shareholder Approval.  The Plan of Merger shall have
                 --------------------
been approved by the requisite vote of the holders of the outstanding shares of River Bend Stock at the River Bend
Shareholders' Meeting called pursuant to Section 5.02.

           (b)   Regulatory Approvals.  The transactions contemplated
                 --------------------
by this Agreement shall have been approved by the Federal Reserve Board, the Illinois Commissioner and any other required banking authorities, without any condition or requirement which would have a material adverse effect on the business, operations, properties, assets or financial condition of Magna or River Bend, all conditions required to be satisfied shall have been satisfied, and all waiting periods relating to such approvals shall have expired.

           (c)   Absence of Injunction.  Neither River Bend nor Magna
                 ---------------------
shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

           (d)   Registration Statement.  The Registration Statement
                 ----------------------
shall have been declared effective and shall not be subject to a stop order or any threatened stop order, and all state securities and blue sky permits or approvals required to consummate the transactions contemplated by this Agreement shall have been received.

           (e)   Tax Opinion.  River Bend and Magna shall have
                 -----------
received the opinion of Thompson & Mitchell as specified in Section
5.05 hereof.

           8.02  Conditions to Obligations of River Bend to Effect
                 -------------------------------------------------
the Merger.  The obligations of River Bend to effect the Merger
----------
shall be subject to the following additional conditions:

           (a)   Representations and Warranties.  The representations
                 ------------------------------
and warranties of Magna set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except as otherwise contemplated by this Agreement or consented to in writing by River Bend, and River Bend shall have received a signed certificate of an officer of Magna, acting solely in their capacity as an officer of Magna, to that effect.

           (b)   Performance of Obligations.  Magna shall have
                 --------------------------
performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing, and River Bend shall have received a signed certificate of an officer of Magna, acting solely in their capacity as an officer of Magna, to that effect.

           (c)   Permits, Authorizations, Etc.  Magna and the Magna
                 -----------------------------
Subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required on their part for the lawful consummation of the Merger (in addition to those referred to in Section 8.01(b) hereof), without any condition which would have a material adverse effect on the business, operations, properties, assets or financial condition of Magna after the Effective Time, all conditions imposed by the terms of such approvals shall have been satisfied and all waiting periods relating to such permits, authorizations, consents, waivers, clearances or approvals shall have expired.

           (d)   Legal Opinion.  An opinion of Thompson & Mitchell
                 -------------
shall be delivered to River Bend dated the Closing Date, and in form and substance reasonably satisfactory to River Bend and its counsel to the effect that:

                 (i) Magna is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has full power to own and operate its businesses and properties and to carry on its business as presently conducted by it;

                 (ii) RBAC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Illinois, and has full power to own and operate its businesses and properties and to carry on its business as presently conducted by it;

                 (iii) the authorized capital stock of Magna consists of (a) 40,000,000 shares of Magna Common Stock, of which at September 30, 1995, 27,881,344 of such shares were issued and outstanding; (b) 1,000,000 shares of Preferred Stock, no par value per share, of which at such date no shares were issued or outstanding and of which at September 30, 1995, 400,000 shares have been designated by Magna's Board of Directors as the Series A Junior Participating Preferred Stock (the "Magna Series A Preferred Stock"); (c) 49,500 shares of preferred stock, $20.00 par value per share, designated Class B Voting Stock, of which, as of September 30, 1995, 2,037 shares were issued and outstanding; and (d) 1,000,000 shares of preferred stock, $0.10 par value per share, designated Class C Nonvoting Stock, of which, as of September 30, 1995, no shares were issued and outstanding. To such counsel's knowledge, all of the outstanding stock is validly issued, fully paid and nonassessable;

                 (iv) Magna has full power and authority to make, execute and deliver this Agreement, it has been duly authorized and approved by all necessary corporate action of Magna and has been duly executed and delivered and is its valid and binding obligations subject, however, to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and to the availability of equitable remedies in general;

                 (v) RBAC has full power and authority to make, execute and deliver the Plan of Merger, which has been duly authorized and approved by all necessary corporate action of RBAC and has been duly executed and delivered and is its valid and binding obligation subject, however, to bankruptcy, insolvency and similar laws affecting the enforcement of creditor's rights generally and to the availability of equitable remedies in general;

                 (vi) The transactions contemplated by this Agreement or the Plan of Merger will not violate the Certificate of Incorporation or Bylaws of Magna or the Articles of Incorporation or Bylaws of RBAC;

                 (vii) The meeting of the Board of Directors of Magna authorizing this Agreement was duly called and validly held and the resolutions there adopted are in full force and effect and have not been amended or repealed; and

                 (viii) To such counsel's knowledge, there is no litigation or proceeding pending or threatened against Magna or any of the Magna Subsidiaries relating to the participation in or consummation of this Agreement by Magna or any of the Magna Subsidiaries.

           In rendering the foregoing opinion such counsel may rely on certificates of corporate officers or governmental officials as to factual matters.

           (e)   Supplemental Document.  Magna shall have executed
                 ---------------------
and delivered the Supplemental Agreement by and between Magna and John G. Helmkamp, which is attached hereto as Exhibit E.

           8.03  Conditions to Obligations of Magna to Effect the
                 ------------------------------------------------
Merger.  The obligations of Magna to effect the Merger shall be
------
subject to the following additional conditions:

           (a)   Due Diligence.  Magna shall be satisfied, in its
                 -------------
sole discretion, with its due diligence examination of the financial condition, results of operations and review of the assets, books and records of River Bend and the River Bend Subsidiaries and shall not have notified River Bend of its dissatisfaction on or before a period ending 45 days after the date hereof (the "Due Diligence Period"). River Bend shall have thirty days after the date of receipt of Magna's notification of dissatisfaction to remedy, in Magna's sole judgment, the cause of such dissatisfaction. In the event Magna concludes its due diligence examination sooner than 45 days after the date hereof, Magna shall notify River Bend of the results of its due diligence examination and, if Magna, in its sole discretion, is satisfied with the results of its due diligence examination, the Due Diligence Period shall end on such earlier date.

           (b)   Representations and Warranties.  The representations
                 ------------------------------
and warranties of River Bend set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except as otherwise contemplated by this Agreement or consented to in writing by Magna, and Magna shall have received a signed certificate of the Chairman or President of River Bend, acting solely in their capacity as an officer of River Bend, to that effect. Magna may perform from time to time a review of the assets and liabilities of River Bend prior to the Effective Time.

           (c)   Performance of Obligations.  River Bend shall have
                 --------------------------
performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing, and Magna shall have received a signed certificate of the Chairman or President of River Bend, acting solely in their capacity as an officer of River Bend, to that effect.

           (d)   Permits, Authorizations, Etc.  River Bend and the
                 -----------------------------
River Bend Subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required on their part for the lawful consummation of the Merger (in addition to those referred to in Section 8.01(b) hereof), without any condition which would have a material adverse effect on the business, operations, properties, assets or financial condition of Magna after the Effective Time, all conditions imposed by the terms of such approvals shall have been satisfied and all waiting periods relating to such permits, authorizations, consents, waivers, clearances or approvals shall have expired.

           (e)   Legal Opinion.  An opinion of Suelthaus & Walsh
                 -------------
shall be delivered to Magna dated the Closing Date, and in form and substance reasonably satisfactory to Magna and its counsel to the effect that:

                 (i) River Bend is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Illinois, and has full power to own and operate its businesses and properties and to carry on its business as presently conducted by it;

                 (ii) The authorized capital stock of River Bend consists of (i) 200,000 shares of Class I Common Stock, of which, as of the date hereof, 157,063 shares were issued and outstanding, (ii) 1,000,000 shares of Class II Common Stock, of which, as of the date hereof, 785,315 shares were issued and outstanding, and (iii) 10,000 shares of Preferred Stock, of which, as of the date hereof, 5,991 shares were issued and outstanding. To such counsel's knowledge, all of such outstanding stock is validly issued, fully paid and nonassessable;

                 (iii) Each of the River Bend Subsidiaries is duly incorporated, validly existing and in good standing under the laws of its state or jurisdiction of incorporation;

                 (iv) To such counsel's knowledge, River Bend is the lawful owner of 100% of the outstanding stock of each of the River Bend Subsidiaries, subject to the lien set forth on Schedule 3.02 of the Agreement;
                    -------------

                 (v) River Bend has full power and authority to make, execute and deliver this Agreement and the Plan of Merger and they have been duly authorized and approved by all necessary corporate action of River Bend and have been duly executed and delivered and are its valid and binding obligations subject, however, to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and to the availability of equitable remedies in general;

                 (vi) The transactions contemplated by this Agreement will not violate the Articles of Incorporation or Bylaws of River Bend or any agreement to which River Bend and any of its shareholders are a party;

                 (vii) The meetings of the Board of Directors of River Bend authorizing this Agreement and the Plan of Merger and calling the River Bend Shareholders' Meeting, and the River Bend Shareholders' Meeting where this Agreement and the Plan of Merger were submitted, were duly called and validly held and the resolutions there adopted are in full force and effect and have not been amended or repealed; and

                 (viii) To such counsel's knowledge, there is no litigation or proceeding pending or threatened against River Bend or any of the River Bend Subsidiaries relating to the participation in or consummation of this Agreement by River Bend or any of the River Bend Subsidiaries.

                 (ix) To such counsel's knowledge, there are no persons or entities who may be deemed to be affiliates of River Bend for purposes of Rule 145 under the Securities Act, who may receive shares of Magna Common Stock in the Merger and who are not named in the letter delivered by River Bend to Magna pursuant to Section 5.06 of the Agreement.

           In rendering the foregoing opinion such counsel may rely on certificates of corporate officers or governmental officials as to factual matters.

           (f)   Dissenters.  Holders of less than nine percent (9%)
                 ----------
of the River Bend Stock shall have taken such steps as are then possible to dissent from the Merger.

           (g)   Affiliate Documents.  River Bend shall have
                 -------------------
delivered to Magna those documents required pursuant to Section
5.06.

           (h)   List of Shareholders.  River Bend shall have
                 --------------------
delivered to Magna a certified list of the shareholders of River
Bend, dated as of the Closing Date, that, with respect to each outstanding

Certificate, includes (i) the name of the holder(s) as it appears on the Certificate, (ii) the number of shares of capital stock represented by the Certificate and (iii) the address of the holder(s) of the Certificate.

           (i)   Supplemental Document.  Mr. John G. Helmkamp shall
                 ---------------------
have executed and delivered to Magna the Supplemental Agreement attached hereto as Exhibits E and Mr. Helmkamp shall have executed an Indemnity Agreement, in form reasonably satisfactory to Magna, as contemplated by Section 1.02(a)(iii) hereof.

                                ARTICLE IX

                     TERMINATION, AMENDMENT AND WAIVER
                     ---------------------------------

           9.01  Termination.  This Agreement may be terminated at
                 -----------
any time prior to the Effective Time either before or after it has been approved by the shareholders of River Bend:

           (a) By mutual consent of the Boards of Directors of River Bend and Magna;

           (b) By the Board of Directors of either River Bend or Magna at any time on or after June 30, 1996, if the Merger shall not theretofore have been consummated, for a reason other than the failure of the terminating party to comply with its obligations under this Agreement;

           (c) By the Board of Directors of either River Bend or Magna if the Federal Reserve Board or the Illinois Commissioner has denied approval of the Merger and such denial has become final and nonappealable;

           (d) By the Board of Directors of either River Bend or Magna in the event of a material breach by the other party of any representation, warranty or agreement contained herein, which breach is not cured within 60 days after written notice to the party committing such breach;

           (e) By the Board of Directors of Magna, if at the River Bend Shareholders' Meeting (including any adjournment thereof) the shareholders of River Bend fail to approve the Plan of Merger; or

           (f) By the Board of Directors of Magna, if the Board of Directors of River Bend shall have (i) approved the execution of a definitive agreement with respect to a merger, consolidation, tender or exchange offer or other business combination with a third party, (ii) withdrawn or modified in a manner adverse to Magna its approval or recommendation of this Agreement or the Plan of Merger as set forth in Section 5.02 of this Agreement, (iii) breached its obligation to mail the Proxy Statement to its shareholders or failed to include in such Proxy Statement the recommendation that the shareholders of River Bend vote to approve the Plan of Merger,
(iv) taken any public position inconsistent with such recommendation; or (v) resolved to do any of the foregoing.

           (g) By the Board of Directors of River Bend, if the Board of Directors of Magna shall have approved the execution of a definitive agreement with respect to a merger, consolidation, tender or exchange offer or other business combination with a third party whereby the third party is acquiring control of Magna and in connection with which Magna refuses, in violation of the terms of this Agreement, to consummate the Merger.

           (h) By the Board of Directors of Magna at any time on or after the last day of the period ending 30 days after the end of the Due Diligence Period if (1) Magna shall have notified River
Bend during the Due Diligence Period of its dissatisfaction with the results of its due diligence examination and (2) by the end of the period ending 30 days after the end of the Due Diligence
Period, River Bend shall have failed, in Magna's sole judgment, to remedy or correct the cause of Magna's dissatisfaction.

           (i) By the Board of Directors of Magna, in its sole discretion, at any time during the period ending five days after the delivery by River Bend of the disclosure schedules referred to in Section 7.13 hereof.

           9.02  Effect of Termination.  In the event of termination
                 ---------------------
of this Agreement by either River Bend or Magna as provided in
Section 9.01 hereof, such party shall promptly give written notice of such action to the other party. Upon receipt of such notice, this Agreement shall become void and there shall be no liability on the part of either River Bend or Magna or their respective officers or directors and there shall be no obligations except as set forth in Section 10.01 hereof. In the event of a termination as provided in Section 9.01(f), Magna shall promptly be paid the sum of $1,000,000 by River Bend. In the event of a termination as provided in Section 9.01(g), River Bend shall promptly be paid the sum of $1,000,000 by Magna.

           9.03  Amendment.  This Agreement and the Exhibits and
                 ---------
Schedules hereto may be amended by the parties hereto, by action taken by or on behalf of their respective Boards of Directors, at any time before or after approval of the Merger by the shareholders of River Bend; provided, however, that after any such approval no such amendment shall reduce the amount or change the form of the Merger Consideration to be delivered to River Bend's shareholders as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

           9.04  Waiver.  Any terms, condition or provision of this
                 ------
Agreement may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof.

                                 ARTICLE X

                            GENERAL PROVISIONS
                            ------------------

           10.01       Non-Survival of Representations, Warranties and
                       -----------------------------------------------
Agreements.  No investigation by the parties hereto made heretofore
----------
or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. Except as set forth below in this Section 10.01, all representations, warranties and agreements in this Agreement of River Bend and Magna or in any instrument delivered by River Bend or Magna pursuant to this Agreement shall expire at the Effective Time or upon termination of this Agreement in accordance with its terms. Notwithstanding the foregoing, in the event of termination of this Agreement in accordance with its terms, the agreements contained in or referred to in the second sentence of Section 7.01, in Sections 6.03 and
9.02 and in this Section 10.01 shall survive such termination and, if the Merger is consummated, the agreements contained in Sections 1.02, 1.03, 1.04, 1.05, 1.06 and 5.04 hereof shall survive the
Effective Time.

           10.02       Notices.  Any notice or other communication
                       -------
hereunder shall be in writing and shall be deemed to have been given and duly received (i) on the date given if delivered personally or by cable, telegram, telex or telecopy, or (ii) on the date received if mailed by registered or certified mail, postage prepaid and return receipt requested, addressed to the parties as follows:

           (a) if to River Bend:     John G. Helmkamp, President
                                     River Bend Bancshares, Inc.
                                     Main and West St. Louis Avenue
                                     P.O. Drawer 100
                                     East Alton, Illinois  62024

           with a copy to:           Kenneth H. Suelthaus
                                     Suelthaus & Walsh, P.C.
                                     7733 Forsyth, 12th Floor
                                     St. Louis, Missouri  63105

           (b) if to Magna:          G. Thomas Andes, Chairman
                                     Magna Group, Inc.
                                     One Magna Place
                                     1401 South Brentwood Blvd.
                                     St. Louis, Missouri  63144

           with a copy to:           Gerard K. Sandweg, Jr.
                                     Thompson & Mitchell
                                     One Mercantile Center, Suite 3400
                                     St. Louis, Missouri 63101

or to such other address as any party may from time to time designate by notice to the others. Notice to a party's counsel shall not be deemed to constitute notice to such party pursuant to this Section 10.02.

           10.03       Entire Agreement; Enforcement.  This Agreement
                       -----------------------------
(including the Exhibits, Schedules and documents and instruments referred to herein) constitutes the entire agreement between the parties and supersedes and cancels any prior discussions or agreements, oral or written. The failure of any party at any time to require performance of any provision hereof shall not affect the right of such party to enforce the same at any later time.

           10.04       Counterparts.  This Agreement may be executed
                       ------------
in two or more counterparts, each of which shall be deemed an original, and all of which shall be deemed one and the same instrument.

           10.05       Governing Law.  This Agreement shall be
                       -------------
governed by the internal laws of the State of Illinois (excluding its conflict of law rules) and any applicable federal laws or regulations.

           10.06       Successors and Assigns.  This Agreement shall
                       ----------------------
be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Neither this Agreement nor any rights hereunder may be assigned by either party without the prior written consent of the other, whether by operation of law or otherwise.

           10.07       No Third Party Beneficiaries.  Except to the
                       ----------------------------
extent of Sections 1.02, 1.03, 1.04, 1.05 and 5.04, no provision of this Agreement shall create any third party beneficiary rights in any person.

           10.08       Table of Contents; Captions.  The Table of
                       ---------------------------
Contents and captions contained herein are included for convenience of reference only and shall be ignored in the construction or interpretation of this Agreement.

           IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                  RIVER BEND BANCSHARES, INC.


                                  By  /s/ John G. Helmkamp, Jr.
                                    -----------------------------------------
                                     John G. Helmkamp, Jr., President


                                  MAGNA GROUP, INC.


                                  By  /s/ G. Thomas Andes
                                    -----------------------------------------
                                     G. Thomas Andes, Chairman of the Board


           The undersigned, by execution of this signature page, agrees to the terms and conditions contained in Sections 1.02(a)(iii) and 6.06 of this Agreement.



                                    /s/ John G. Helmkamp, Jr.
                                   ------------------------------------------
                                        John G. Helmkamp, Jr.